EXHIBIT 5.0



                         HACKNEY, MILLER & ROBBINS, P.A.
                          ATTORNEYS & COUNSELORS AT LAW

                           ADMIRALTY OFFICE TOWER TWO
                          4400 PGA BOULEVARD, SUITE 505
                        PALM BEACH GARDENS, FLORIDA 33410
                            Telephone (561) 627-0677
                            Facsimile (561) 625-4685

______________, 1998

Amazon Herb Company
725 North A1A, Suite C-115
Jupiter, Florida 33447

Gentlemen:

At your request, we have examined the Registration Statement on Form SB-2 that you have filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 380,000 shares of the common stock, $.01 par value of Amazon Herb Company (the "Common Stock"). We are familiar with the proceedings taken and to be taken by you in connection with the authorization, issuance and sale of the shares of Common Stock.

Based upon the foregoing, it is our opinion that the Common Stock, upon the issuance or transfer and sale thereof in the manner referred to in said Registration Statement, will constitute legally and validly issued and outstanding securities of Amazon Herb Company fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement and to the use of our name in said Registration Statement and to references to our firm in the prospectus incorporated therein.

                                          Very truly yours,

                                          HACKNEY, MILLER & ROBBINS, P. A.



                                          By: /s/ ROBERT C. HACKNEY
                                             -----------------------------------
                                                 Robert C. Hackney